UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

BULLFROG AI HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Ellington Blvd, Unit 317
Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 658-6710

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, the Board of Directors of Bullfrog AI Holdings, Inc. (the “Company”) appointed Josh Blacher to serve as the Company’s Chief Financial Officer. In such capacity, Mr. Blacher will serve as the principal financial officer and principal accounting officer of the Company. Mr. Blacher will provide services to the Company as an independent contractor pursuant to a master services agreement entered into on December 13, 2024 (the “Consulting Agreement”) by the Company and Danforth Advisors, LLC (“Danforth”). Pursuant to the Consulting Agreement, the Company will pay Danforth cash compensation at a rate of $525 per hour for Mr. Blacher’s services, which is subject to an optional increase by Danforth of up to 5% on January 1 of each year. Mr. Blacher will receive no compensation directly from the Company and will enter into the Company’s standard indemnification agreement for directors and executive officers.

Mr. Blacher, age 52, has served as an employee of Danforth since September 2022, where he has worked as a chief financial officer in a consulting capacity for a number of life sciences companies as well as Managing Partner of Columbus Circle Capital LLC since August 2019. In his capacity as a consultant of Danforth, he has served as Chief Financial Officer of Predictive Oncology since September 2023 as well as Rampart Bioscience and Excision Bio Therapeutics, among others. During his tenure at Columbus Circle Capital, Mr. Blacher has served as chief financial officer at several public and private companies. Prior to his tenure at Columbus Circle Capital, Mr. Blacher served as Chief Business Officer at Inmed Pharmaceuticals (Nasdaq: INM) from April 2018 to August 2019, as Chief Financial Officer of Therapix Biosciences (Nasdaq: TRPX) from April 2017 to April 2018, and as Chief Financial Officer at Galmed Pharmaceuticals (Nasdaq: GLMD) from October 2014 to March 2017. Earlier in his career, Mr. Blacher served in senior capacities at Teva Pharmaceuticals, Deutsche Asset Management and Morgan Stanley. Mr. Blacher holds a Bachelor of Arts from Yeshiva University and a Master of Business Administration from Columbia Business School.

There is no family relationship between Mr. Blacher and any director or executive officer of the Company. There are no transactions between Mr. Blacher and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The foregoing is only a summary of the material terms of the Consulting Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Information.

On December 17, 2024, the Company issued a press release announcing the appointment of Mr. Blacher as the Company’s Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being furnished herein:
10.1	Master Services Agreement, dated December 13, 2024, by and between the Company and Danforth Advisors, LLC
99.1	Press release, dated December 17, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2024	Bullfrog AI Holdings, Inc.

	By:	/s/ Vininder Singh
	Name:	Vininder Singh
	Title:	Chief Executive Officer